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                                                                    Exhibit 23.5

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Radio One, Inc. of our report dated February 1, 1999 relating to the Consolidated Financial Statements of Blue Chip Broadcast Company and subsidiary as of and for the year ended December 31, 1998. We also consent to the reference to us under the headings "Experts" in this Registration Statement.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
January 23, 2002